Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-130680 and 333-138244) and Forms S-8 (Nos. 333-134392 and 333-143054) of MathStar, Inc. of our report dated March 31, 2009 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Portland, OR
March 31, 2010